Exhibit 99.1

SCWorx Announces Compliance with Nasdaq Listing Standards and Appointment of Tim Hannibal as CEO

NEW YORK, N.Y., June 01, 2021 (GLOBE NEWSWIRE) -- SCWorx Corp. (Nasdaq: WORX), a provider of data management services to healthcare providers, announced today that it has regained compliance with The Nasdaq Stock Market’s (“Nasdaq”) continued listing requirements regarding annual stockholder meetings and periodic reporting.

In a letter dated May 25, 2021, Nasdaq indicated that SCWorx has regained compliance with its continued listing requirements for periodic reporting as a result of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. In addition, the Company received a letter from Nasdaq on May 27, 2021 indicating that it has regained compliance with the annual meeting requirement as a result of having completed its Special Meeting in lieu of the Annual Meeting of Stockholders on May 24, 2021. At this time, all deficiencies of which the Company has been notified have been rectified, and Nasdaq considers these matters closed. As such, SCWorx’s common stock continues to be listed and trading on Nasdaq under the symbol “WORX”.

In addition, the Board of Directors of SCWorx announced that Tim Hannibal, the Company’s President and COO, has been promoted to Chief Executive Officer of the Company Mr. Hannibal originally joined the company as Chief Revenue Officer in late 2016. Prior to SCWorx Mr. Hannibal was Founder, President and CEO of a Software-as-a-Service company, VaultLogix, for 13 years.

“We are pleased to have regained compliance with the Nasdaq’s listing requirements,” said Tim Hannibal, President and CEO of SCWorx. “With this behind us, we can focus on executing our 2021 growth strategy.”

Mr. Hannibal added, “Over the last 10-15 years technology within the healthcare industry has evolved both in cost and complexity. Unfortunately, the technology which was implemented within different hospital departments and with disparate objectives has failed to provide the promised advancements.  SCWorx delivers a powerful solution which assists hospitals in benefiting from their technology and realizing the originally designated efficiency, accuracy and cost savings.  I am excited for the future and look forward to assisting both the company and our customers in achieving their objectives.”

“Tim is clearly the leader for the next evolution of SCWorx and he has the unanimous support of the Board of Directors,” said Mark Shefts, SCWorx’s Chairman of the Board of Directors. The SCWorx Board of Directors has had a strong focus on bringing in the right person to lead the company and we believe that Tim has demonstrated that he is the best leader for our employees, customers and shareholders. The SCWorx board is confident that the Company has the leadership necessary to drive its success for the next chapter.”

About SCWorx Corp.

SCWorx has created an advanced attributed virtualized item data warehouse utilizing machine learning and artificial intelligence to offer a suite of software-as-a-service-based solutions for healthcare providers. The value proposition for customers revolves around the full integration of all solution modules with the company’s data platform. The solution modules include Virtual Item Master, data cleanse and normalization, contract management and request for pricing (RFP) module, automated rebate management module, data interoperability (EMR, MMIS, finance) module, Automated Item Add Portal, Virtual General Ledger, and the data analytics module. SCWorx creates a single source for information for the healthcare provider’s data governance and analytics requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future contract renewals and terminations, future financial position, prospects, plans and objectives of management are forward-looking statements. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. You should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, , securing future contracts and orders, future product sourcing, supply disruptions, containing costs, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations,  the availability of sufficient resources of the company to meet its business objectives and operational requirements and other important factors that are detailed in filings with the Securities and Exchange Commission made from time to time by SCWorx, including its Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the company’s ability to control or predict. SCWorx undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

ir@scworx.com

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Source: SCWorx Corp.

Released June 1, 2021